EXHIBIT 1

                            STOCK PURCHASE AGREEMENT

This is an agreement ("Agreement") between George Sines ("Seller") and Stephen Harrington ("Buyer") made this 28th day of February 2004, subject to the following terms and conditions hereof.

WHEREAS:

A. Seller owns 300,000 shares (the "Shares") of The Coffee Exchange, Inc., a company incorporated under the laws of the state of Delaware (the "Company"); and

B. Seller wishes to sell the Shares of the Company to the Buyer provided the conditions herein below are satisfied.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Purchases and Sale of Shares

      (a) Seller hereby agrees to sell the Shares to the Buyer for $10,000 (the "Consideration") and payable in full on the date of this Agreement.

      (b) The closing of the transaction shall occur when this Agreement is executed by Seller and the Buyer. On the closing, Buyer shall deliver, or cause to be delivered, the Consideration to Seller.

      (c) Seller shall deliver the Shares to the buyer free and clear of all liens, claims or encumbrances.

2.    Representations and Warranties

      (a) As an inducement for Buyer to enter into this Agreement, Seller represents and warrants that:

            (i) Seller has the lawful power and authority to enter into this Agreement; and

            (ii) Seller owns the Shares free and clear of all liens, claims or encumbrances.

      (b) As an inducement for Seller to enter into this Agreement, Buyer represents and warrants that Buyer has the lawful power and authority to enter into this Agreement.

3. Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit or the parties hereto, their heirs, legal representatives, successors and permitted assigns.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict of laws principles thereof.

5. Representation by Counsel. Both Buyer and Seller have not been represented by counsel.

In witness hereof the parties hereby affix their signatures.

SELLER                                  BUYER

By: /s/  George Sines                   By: /s/  Stephen Harrington
   ----------------------------            -------------------------------------
   George Sines                            Stephen Harrington